As filed with the Securities and Exchange Commission on January 5, 2012

Registration No. 333-135095

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARBOR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3697002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9191 Towne Centre Drive, Suite 409, San Diego, California 92122

(858) 587-9333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Weber

Chief Financial Officer and Secretary

Harbor BioSciences, Inc.

9191 Towne Centre Drive, Suite 409

San Diego, California 92122

(858) 587-9333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Brown, Esq.

Ryan C. Wilkins, Esq.

Stradling Yocca Carlson & Rauth

4365 Executive Drive, Suite 1500

San Diego, CA 92121

(858) 926-3000

Approximate date of commencement of proposed sale to the public: Not applicable, as this Post-Effective Amendment No. 1 to Form S-3 will deregister the registered but unsold securities under the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 relates to the Registration Statement on Form S-3 (File No. 333-135095), of Harbor BioSciences, Inc., a Delaware corporation (the “Registrant”), which was filed with the Securities and Exchange Commission on June 16, 2006 (the “Registration Statement”).

The Registrant deregistered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, through the filing of a Form 15 with the Securities and Exchange Commission on August 15, 2011. In connection with the Form 15 filing and in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant is hereby deregistering the remaining securities registered but unsold under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 5, 2012.

HARBOR BIOSCIENCES, INC.

By:	/s/ Robert W. Weber
Robert W. Weber
Chief Financial Officer and Secretary

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James M. Frincke James M. Frincke	President, Chief Executive Officer and Director (Principal Executive Officer)	January 5, 2012

/s/ Robert W. Weber Robert W. Weber	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	January 5, 2012

* Salvatore J. Zizza	Chairman of the Board	January 5, 2012

* Richard A. Bartlett	Director	January 5, 2012

* Jerome M. Hauer	Director	January 5, 2012

* Marc R. Sarni	Director	January 5, 2012

* Jerry M. Seslowe	Director	January 5, 2012

* John C. Shaw	Director	January 5, 2012

* By:	/s/ Robert W. Weber	January 5, 2012
Robert W. Weber Attorney-in-Fact (Pursuant to a Power of Attorney)

EXHIBIT INDEX

Exhibit Number	Exhibit

24.1	Power of Attorney.